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                                  IDACORP, INC.

                                       TO

                             BANKERS TRUST COMPANY,

                                     Trustee





                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 1, 2001

                                       TO

                                    INDENTURE

                          Dated as of February 1, 2001


                             SENIOR DEBT SECURITIES
                                 ---------------

                           Medium-Term Notes, Series A



================================================================================

     FIRST SUPPLEMENTAL INDENTURE dated as of February 1, 2001 made and entered into by and between IDACORP, Inc., a corporation of the State of Idaho (hereinafter, subject to Article XI of the Indenture, called the "Issuer" or the "Company"), having its principal office at 1221 West Idaho Street, Boise, Idaho 83702-5627,and BANKERS TRUST COMPANY, a corporation of the State of New York, as Trustee (hereinafter, subject to Article VII of the Indenture, called the "Trustee"), having its principal office at Four Albany Street, New York, New York 10006, as Trustee under the Indenture for Senior Debt Securities dated as of February 1, 2001 executed and delivered by IDACORP, Inc.

     WHEREAS the Indenture dated as of February 1, 2001 (herein with all indentures supplemental thereto called the "Indenture"), provides for the issuance of notes, debentures or other evidences of its indebtedness in one or more series (hereinafter called the "Securities"), unlimited in aggregate principal amount;

     WHEREAS the Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto;

     WHEREAS the Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of a series, to be titled
"Medium-Term Notes, Series A" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture;

     WHEREAS the execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture; and

     WHEREAS all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

                                   ARTICLE I.

                           Medium-Term Notes, Series A

     SECTION 1. The title of the series of the Securities established by this Supplemental Indenture shall be "Medium-Term Notes, Series A" of the Issuer
(hereinafter called the "Series A Notes"). The Series A Notes shall be substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

     SECTION 2. The Series A Notes shall be issued from time to time in an aggregate principal amount not to exceed $300,000,000.

     SECTION 3. The Series A Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in an Issuer Order with respect to any Series A Notes. The Depository for such Global Security or Global Securities representing Series A Notes may surrender one or more Global Securities representing Series A Notes in exchange in whole or in part for individual Series A Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

     SECTION 4. The Issuer hereby appoints, or confirms the appointment of, Bankers Trust Company as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents). An Authenticating Agent may be appointed for the Series A Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.

     SECTION 5. The terms of the Series A Notes shall be as set forth in Exhibit A hereto, and shall include the payment and other terms reflected on the respective Series A Notes as actually executed, authenticated and delivered under the Indenture. Notwithstanding the foregoing, specific terms of particular Series A Notes (any redemption, sinking fund or other repayment terms that differ from the provisions of Article XIV or XV of the Indenture and any terms for satisfaction and discharge of the Indenture that differ from the provisions of Article XII of the Indenture) may be determined in accordance with or pursuant to the Issuer Order with respect thereto, as referred to in Section 3.3 of the Indenture.

                                   ARTICLE II.

                            Miscellaneous Provisions

     SECTION 1. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

     SECTION 2. The titles of the several Articles of this First Supplemental Indenture shall not be deemed to be any part hereof.

     SECTION 3. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed.

                                            IDACORP, INC.



                                            By /s/ Darrel Anderson
                                               ______________________
                                               Name:  Darrel Anderson
                                               Title:  Vice President - Finance
                                                         & Treasurer




                                            BANKERS TRUST COMPANY



                                            By /s/ Carol Ng
                                               ______________________
                                               Name:  Carol Ng
                                               Title:  Vice President

STATE OF IDAHO         )
                       )  ss.:
COUNTY OF ADA          )

     At Boise, ID, on this 28th day of February 2001, before me, a Notary Public in and for the County of Ada and State of Idaho, personally appeared Darrel Anderson, the V.P. - Finance & Treasurer, of IDACORP, Inc., to me personally known, who executed the foregoing instrument on behalf of said corporation, and acknowledged the same to be his free act and deed in his said capacity and the free act and deed of IDACORP, Inc.

NOTARIAL SEAL


                                              /s/ Mary Gray
                                              ----------------------------------
                                                          Notary Public

My Commission Expires:  7/17/2004

Exhibit A

                                 [FORM OF NOTE]


Registered
No. A-
CUSIP

     If this Note is registered in the name of The Depository Trust Company (the "Depository") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository unless and until this Note is presented by an authorized agent of The Depository Trust Company to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                  IDACORP, Inc.

                           MEDIUM-TERM NOTE, SERIES A




          ______% Fixed Rate Note

Original Issue Date:                        Principal Amount:
Interest Accrual Date:                      Issue Price:
Interest Payment Dates:
Maturity Date:
Redemption Date(s):                         Redemption Price(s):
Repayment Date(s):                          Repayment Price(s):

     IDACORP, Inc., an Idaho corporation (the "Company", which term includes any successor issuer under the Indenture hereinafter referred to), for value received hereby promises to pay to _____________________ or registered assigns, the principal sum of ___________________ Dollars on the "Maturity Date", as set forth above, and to pay interest hereon as described on the reverse hereof.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, IDACORP, Inc. has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President or a Vice President, and its Treasurer or an Assistant Treasurer, and its corporate seal or a facsimile thereof to be hereon impressed, engraved or imprinted and attested by such signature or facsimile signature of its Secretary or an Assistant Secretary.

                                  IDACORP, Inc.

                           MEDIUM-TERM NOTE, SERIES A


     1. This Note is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of February 1, 2001 between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of February 1, 2001, and as further amended and supplemented (herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a Series designated on the face hereof as Medium-Term Notes, Series A (the "Series A Notes"), limited to $300,000,000 in aggregate principal amount. The Series A Notes may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

     2.A. The record date (the "Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be on the fifteenth day of the month immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (unless otherwise set forth herein). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the record date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the succeeding Interest Payment Date will be made on the Interest Payment Date following the immediately succeeding Regular Record Date to the registered owner on such immediately succeeding Regular Record Date; and provided, further, that interest payable at Maturity will be payable to the person to whom principal shall be payable. "Maturity" means the date on which the principal amount hereof becomes due and payable, whether at Stated Maturity or earlier by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name this Note is registered on the close of business on a subsequent record date established by notice given by mail, by or on behalf of the Company to such Holder not less than fifteen days preceding such subsequent record date, such record date to be not less than ten days preceding the date for payment of such defaulted interest, or may be paid as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.

     B. The Company promises to pay interest on the principal amount from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or made available for payment. Unless otherwise provided herein, the Company will pay interest semi-annually each April 1 and October 1 (each an "Interest Payment Date"), commencing (except as set forth above in the case of a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date) with the Interest Payment Date immediately following the Original Issue Date and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Series A Notes shall be computed on the basis of a 360-day year of twelve 30-day months (unless otherwise specified herein).

     3. Payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register of the Company on the applicable Regular Record Date, unless otherwise agreed to by the Company. The principal amount hereof and any premium and the interest payable at Maturity will be paid at Maturity against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

     4. If specified above, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) (expressed as a percentage of the principal amount hereof) set forth on the face hereof, together with interest accrued and unpaid hereon to such Redemption Date. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed prior to the Maturity Date specified on the face hereof. If fewer than all the Outstanding Series A Notes of like tenor and terms are to be redeemed, the particular

Series A Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Series A Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts in increments of $1,000. Subject to the immediately preceding sentence, such selection shall be made by lot. The notice of such redemption shall specify which Series A Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Series A Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

     5. If specified above, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the related Repayment Price(s) (expressed as a percentage of the principal amount hereof) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid prior to the Maturity Date specified on the face hereof. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest accrued and unpaid hereon to such Repayment Date. In order for this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 but not more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

     6. If an Event of Default with respect to the Series A Notes shall occur and be continuing, the principal of all of the Series A Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in principal amount of the Securities at the time

Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive past defaults or certain Events of Default under the Indenture, with certain exceptions as therein provided, and their consequences with respect to such series, prior to the acceleration with respect to the Securities of such series. In the case of any such waiver, the Holder of this Note shall be restored to his former position and rights hereunder, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any related Event of Default shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on this Note at the places, at the times, at the rates, in the amounts and in the coin or currency as prescribed herein and in the Indenture.

     9. Series A Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     10. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York. Every Note presented for registration of transfer shall (if so required by the Company or the Securities Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series A Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Company shall not be required (i) to issue, register the transfer of or exchange Series A Notes to be redeemed for a period of fifteen days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the

Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     11. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

     12. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Idaho.

                                      IDACORP, Inc.


                                               By:___________________________

                                               By:___________________________

Trustee's Certificate of
  Authentication

Dated:

This is one of the
  Securities of the series
  designated  therein
  referred to in the within-
  mentioned Indenture.

BANKERS TRUST COMPANY,
  as Trustee


By: ________________________
     Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

------------------------------                    ----------------------------
Please insert social security                     Please print or typewrite
or other identifying number                       name and address of assignee
of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note of IDACORP, Inc. and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said Note on the books of the within- mentioned Company, with full power of substitution in the premises.

Dated: _________________                          ______________________________
                                                  Notice:  The signature on this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the Note in every
                                                  particular without alteration
                                                  or enlargement or any change
                                                  whatsoever.

                           OPTION TO ELECT REPAYMENT*
                            -------------------------


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at __________________________

--------------------------------------------------------------------------------
     Please print or typewrite name and address of the undersigned

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof that the Holder elects to have repaid _____________________________________ and specify the denomination or denominations (which shall be in authorized denominations) of the Series A Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

----------------------------.


Date:  ______________________                      _____________________________
                                                             Signature

* Note:  This option is not available  to a holder unless this Note contains an
         express  provision  granting  to  the   holder  hereof  an  option  to
         elect repayment.